UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2016

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the sale (the “Sale”) of twelve long-term acute care hospitals (collectively, the “Hospitals”) to Curahealth, LLC (“Curahealth”), as discussed below in Item 8.01, Kindred Healthcare, Inc. (“Kindred” or the “Company”) entered into amendments to certain of its master lease agreements with Ventas, Inc. (“Ventas”) on April 3, 2016 to transition the operations of seven of such Hospitals which are leased from Ventas (the “Ventas Hospitals”). Six of the Ventas Hospitals are leased under Master Lease Agreement No. 5 and one is leased under Master Lease Agreement No. 1. The Ventas Hospitals will remain leased under the applicable master lease agreement until the closing of the Sale. Kindred will pay a fee to Ventas of $3.5 million following signing of the amendments and an additional $2.958 million upon the closing of the Sale of the Ventas Hospitals. Ventas will pay Kindred 50% of the sales proceeds for the real estate (after deduction of Ventas’ closing costs) attributed to the Ventas Hospitals in the Sale, which is anticipated to be immaterial.

Under separate lease amendments, the annual rent on the Ventas Hospitals, which have current annual rent of $7.7 million, will immediately be reallocated to the remaining facilities Kindred leases from Ventas under the various master lease agreements. As required under generally accepted accounting principles, the reallocated rents will be recorded as a lease termination fee by Kindred upon the cease use date of the Ventas Hospitals. Total annual payments on Ventas’s post-acute care portfolio operated by Kindred will remain the same as its current level.

If the sale of the Ventas Hospitals to Curahealth does not close by July 31, 2016, Kindred will be permitted to cease operating the Ventas Hospitals, but these Ventas Hospitals will otherwise remain subject to the applicable master lease agreement until their scheduled expiration dates. If such sale to Curahealth does not occur, Kindred and Ventas will continue to attempt to identify a purchaser for the Ventas Hospitals, and share the net proceeds of any such sale.

The foregoing description is qualified in its entirety by the amendments to Master Lease Agreement No. 1, Master Lease Agreement No. 2, and Master Lease Agreement No. 5, which are attached as Exhibits 10.1 through 10.5 hereto and incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, Kindred entered into amendments to certain of its master lease agreements with Ventas on April 3, 2016. In connection with these transactions, Kindred estimates that it will incur a one-time pre-tax lease termination fee of approximately $54 million comprised of the $6.5 million of fees paid to Ventas in conjunction with execution of the amendments and approximately $47 million of aggregate reallocated rents attributable to the Ventas Hospitals, which will be recorded upon the cease use date of the Ventas Hospitals. The lease termination fee will be recorded as a long-term liability discounted at the Company’s credit-adjusted risk-free rate through the end of the original lease term of the Ventas Hospitals, or through 2025. Kindred does not expect any additional lease termination fees related to the transactions.

Item 2.06.	Material Impairments.

In connection with the transactions described in Item 1.01 and Item 8.01 of this Current Report on Form 8-K, which is incorporated herein by reference, Kindred estimates that it will recognize a non-cash pre-tax impairment charge to property and equipment of approximately $25 million to $30 million. In addition, Kindred estimates that it will recognize a pre-tax loss on disposal of $20 million to $25 million which includes a non-cash pre-tax write-off of both goodwill and other intangible assets of $12 million to $17 million allocable to the Hospitals. Kindred anticipates reporting these charges in 2016, and does not expect any impairment charge related to the transactions that will result in future cash expenditures.

Item 7.01.	Regulation FD Disclosure.

Incorporated by reference is a press release issued by Kindred on April 3, 2016, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall this information be deemed incorporated by reference in any filing made by Kindred under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On April 3, 2016, Kindred entered into an asset purchase agreement with Curahealth, an affiliate of a private investment firm sponsored by Nautic Partners, LLC, to sell, subject to certain exceptions, the assets and properties used by Kindred in the operation of the Hospitals to Curahealth for $27.5 million (subject to certain working capital adjustments) in the Sale transaction. Eleven of the Hospitals are leased, including seven from Ventas. The remaining Hospital is owned by Kindred. Kindred expects to realize cash proceeds upon closing the transaction with Curahealth of approximately $21 million, subject to closing adjustments, with the remainder of the purchase price to be paid upon satisfaction of financial and other post closing conditions. Also on April 3, 2016, Kindred entered into seven purchase and sale agreements with Ventas. Under the purchase and sale agreements, concurrently with the closing of the Sale, Ventas will transfer title of the Ventas Hospitals to Curahealth for an immaterial amount.

Kindred expects that the Hospitals, which contain 783 licensed hospital beds, will generate combined revenues of approximately $215 million for 2016. The Hospitals have aggregate rent expense of approximately $14 million, of which approximately $8 million is from the Ventas Hospitals. The Sale is subject to customary conditions to closing, including the receipt of all licensure, regulatory and other approvals. Kindred expects to complete the Sale during the third quarter of 2016.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, the receipt of all required regulatory approvals and the satisfaction of the closing conditions to the transactions discussed above, the Company’s ability to realize the anticipated proceeds and benefits from these transactions, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this report concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, product or services-line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the Company’s best judgment based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that may affect the Company’s plans, results or stock price.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment No. 2 to Second Amended and Restated Master Lease Agreement No. 1, dated April 3, 2016, among Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership.

10.2	Amendment No. 3 to Second Amended and Restated Master Lease Agreement No. 1, dated April 3, 2016, among Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership.

10.3	Amendment No. 1 to Second Amended and Restated Master Lease Agreement No. 2, dated April 3, 2016, among Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership.

10.4	Amendment No. 2 to Amended and Restated Master Lease Agreement No. 5, dated April 3, 2016, among Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership.

10.5	Amendment No. 3 to Amended and Restated Master Lease Agreement No. 5, dated April 3, 2016, among Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership.

99.1	Press release, dated April 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KINDRED HEALTHCARE, INC.

Date: April 4, 2016	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment No. 2 to Second Amended and Restated Master Lease Agreement No. 1, dated April 3, 2016, among Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership.

10.2	Amendment No. 3 to Second Amended and Restated Master Lease Agreement No. 1, dated April 3, 2016, among Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership.

10.3	Amendment No. 1 to Second Amended and Restated Master Lease Agreement No. 2, dated April 3, 2016, among Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership.

10.4	Amendment No. 2 to Amended and Restated Master Lease Agreement No. 5, dated April 3, 2016, among Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership.

10.5	Amendment No. 3 to Amended and Restated Master Lease Agreement No. 5, dated April 3, 2016, among Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership.

99.1	Press release, dated April 4, 2016.